Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	slp@haydenir.com

For Immediate Release:

January 11, 2021

Simulations Plus Reports Record First Quarter FY2021 Financial Results

First quarter revenue of $10.7 million, reflecting 14% year-over-year growth

Board of Directors announces quarterly dividend of $0.06 per share

LANCASTER, CA, January 11, 2021 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation solutions for the pharmaceutical, biotechnology, chemicals, and consumer goods industries, today reported financial results for its first quarter of fiscal year 2021.

Financial highlights compared with the corresponding period last fiscal year:

•	Revenue increased 14% to $10.7 million
•	Gross profit increased 22% to $8.3 million
•	Gross margin was 77%, up from 72%
•	Net income increased 21% to $2.5 million
•	Diluted earnings per share increased 9% to $0.12

Shawn O’Connor, chief executive officer of Simulations Plus, said: “Our first quarter financial results were in line with our expectations highlighted by strong, double-digit revenue growth and increased profitability, despite a challenging comparison to the first quarter of fiscal 2020 that benefited from unusually strong results in our DILIsym division. The strategic investments in our sales and marketing infrastructure, and a growing reliance on modeling and simulation in the drug development ecosystem continue to facilitate strong revenue growth, as Simulations Plus bolsters its already strong position in the marketplace. The acquisition of Lixoft has meaningfully expanded our addressable market. In addition, this acquisition has had the desired impact of increasing the mix of software revenue, helping expand our overall profitability.”

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“We recently signed a large COVID-19-related consulting services project with a large pharmaceutical client, validating the resources we devoted to our COVID-19 initiative and demonstrating the increasing value we play in support of our clients,” added Mr. O’Connor. “We also signed a new three-year project with a large private foundation as well as three new projects with a large non-profit biotechnology institute. Looking ahead, demand for our consulting services remains strong and next generation releases of several of our software products that are scheduled for fiscal 2021 reinforce our confidence in delivering another year of organic growth of 15% to 20% in fiscal 2021.”

Quarterly Dividend Declared

The Company’s Board of Directors has declared a cash dividend of $0.06 per share of the Company’s common stock payable on February 1, 2021, to shareholders of record as of January 25, 2021. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Investor Conference Call

The Company has announced an investor conference call that will be webcast live at 1:15 p.m. PST/4:15 p.m. EST on Monday, January 11, 2021. The live webcast/teleconference will be accessible by here or by calling 1-201-389-0879. Please join 5 to 10 minutes before the scheduled start time. The call will be simulcast live on the Internet, and the webcast will be available on the Investors page of the Simulations Plus website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a leading provider of modeling and simulation software and consulting services supporting drug discovery, development research, and regulatory submissions. With our subsidiaries, Cognigen, DILIsym Services, and Lixoft, we offer solutions which bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, chemical, consumer goods companies and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of our new software products as well as improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(in thousands, except share and per share amounts)	November 30,	August 31,
ASSETS
	2020	2020
Current assets
Cash and cash equivalents	$27,651	$49,207
Accounts receivable, net of allowance for doubtful accounts of $50 and $50	7,331	7,422
Revenues in excess of billings	2,837	3,093
Prepaid income taxes	560	970
Prepaid expenses and other current assets	1,738	1,596
Short-term investments	91,115	66,804
Total current assets	131,232	129,092
Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $13,906 and $13,582	6,490	6,087
Property and equipment, net	596	438
Operating lease right of use assets	768	927
Intellectual property, net of accumulated amortization of $5,444 and $5,087	11,541	11,898
Other intangible assets, net of accumulated amortization of $1,779 and $1,642	6,871	7,008
Goodwill	12,921	12,921
Other assets	51	51
Total assets	$170,470	$168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$332	$351
Accrued payroll and other expenses	2,300	2,251
Current portion - contracts payable	2,000	2,000
Billings in excess of revenues	206	141
Operating lease liability, current portion	395	463
Deferred revenue	244	300
Total current liabilities	5,477	5,506

Long-term liabilities
Deferred income taxes, net	2,401	2,354
Operating lease liability	376	463
Payments due under contracts payable	4,185	4,064
Total liabilities	12,439	12,387

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value and additional paid in capital — 50,000,000 shares authorized, 19,958,760 and 19,923,277 shares issued and outstanding	129,253	128,541
Retained earnings	28,720	27,436
Accumulated other comprehensive income	58	58
Total shareholders' equity	158,031	156,035
Total liabilities and shareholders' equity	$170,470	$168,422

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

For the three months ended November 30,

(in thousands, except per common share amounts)	2020	2019

Revenues	$10,701	$9,401
Cost of revenues	2,433	2,643
Gross margin	8,268	6,758
Operating expenses
Selling, general, and administrative	4,408	3,514
Research and development	809	526
Total operating expenses	5,217	4,040

Income from operations	3,051	2,718

Other income (expense)
Interest income	61	11
Change in value of contingent consideration	(121)	–
Income on currency exchange	5	4
Total other income (expense)	(55)	15

Income before provision for income taxes	2,996	2,733
Provision for income taxes	(517)	(675)
Net income	$2,479	$2,058

Earnings per share
Basic	$0.12	$0.12
Diluted	$0.12	$0.11

Weighted-average common shares outstanding
Basic	19,930	17,609
Diluted	20,799	18,307

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